Registration No. 33-32107


                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D. C. 20549

                  POST-EFFECTIVE AMENDMENT NO. 2 TO
                               FORM S-3
                        REGISTRATION STATEMENT
                                 Under
                      THE SECURITIES ACT OF 1933


                           SCANA CORPORATION
             (Exact name of registrant as specified in charter)

        South Carolina                                 57-0784499
  (State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                  Identification No.)


                           1426 Main Street
                    Columbia, South Carolina 29201
                            (803) 748-3000
     (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                              H. T. Arthur
                            General Counsel
                           SCANA Corporation
                           1426 Main Street
                    Columbia, South Carolina 29201
           (Name, address, including zip code, and telephone
           number, including area code, of agent for service)

                            With copies to:

           Kevin Stacey, Esq.                 John W. Currie, Esq.
             Reid & Priest                    McNair Law Firm, P.A.
          40 West 57th Street                  1301 Gervais Street
       New York, New York   10019                   17th Floor
            (212) 603-6744                Columbia, South Carolina 29201
                                                (803) 799-9800


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     The Registrant hereby amends this Post-Effective Amendment to the
Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Post-Effective Amendment to the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.


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Deregistration of Securities

     Scana Corporation (the "Company") filed a Registration Statement No. 33-32107 on Form S-3 with the Securities and Exchange Commission on December 4, 1989 (the "Registration Statement") pursuant to which it registered $200,000,000 Medium Term Notes, Series A. The Company subsequently issued $157,400,000 of such Medium Term Notes. This Post-Effective Amendment No. 2 to the Registration Statement deregisters the remaining $42,600,000.



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                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on January 9, 1998.

(REGISTRANT)                     SCANA Corporation

By:                              s/W. B. Timmerman
(Name & Title):                  W. B. Timmerman, Chairman of the Board,
                                 Chief Executive Officer, President and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

  (i) Principal executive officer:

By:                              s/W. B. Timmerman
(Name & Title):                  W. B. Timmerman, Chairman of the
                                 Board, Chief Executive Officer, President
                                 and Director
Date:                            January 9, 1998

 (ii) Principal financial and accounting officer:

By:                              s/K. B. Marsh
(Name & Title):                  K. B. Marsh, Vice President
                                 Finance, Chief Financial Officer and
                                 Controller
Date:                            January 9, 1998

 (iii) Other Directors:

* B. L. Amick, W. B. Bookhart, Jr., W. T. Cassels, Jr., H. M. Chapman,
  L. M. Gressette, Jr., W. Hayne Hipp, F. C. McMaster,  J. B. Rhodes

* Signed on behalf of each of these persons:


   s/W. B. Timmerman
    (W. B. Timmerman)
   (Attorney-in-Fact)

     Directors who did not sign:

     J. A. Bennett
     E. T. Freeman
     L. M. Miller
     M. K. Sloan


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